UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 8, 2005

                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


        Maryland                  001-09279                    13-3147497
        -----------------------------------------------------------------
        (State or other     (Commission file No.)          (IRS Employer
         jurisdiction of                                       I.D. No.)
          incorporation)

           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ---        Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         ---        Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

        ---        Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         ---        Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

==============================================================================
Item 9.01         Financial Statements and Exhibits.

On November 8, 2005, registrant issued a press release announcing its results of operations for the quarter ended September 30, 2005. The press release is annexed as an exhibit to this Form 8-K.

         (a) Financial Statements of Businesses Acquired. Not Applicable.

         (b) Pro Forma Financial Information. Not Applicable.

         (c) Exhibits.

             99.1 Press release issued November 8, 2005, announcing registrant's earnings for the quarter ended September 30, 2005.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ONE LIBERTY PROPERTIES, INC.



Date:     November 10, 2005      By:  /s/ David W. Kalish
                                 -----------------------------------
                                 David W. Kalish
                                 Senior Vice President and
                                 Chief Financial Officer

                                  EXHIBIT 99.1

                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD, SUITE 303
                              GREAT NECK, NY 11021
                           Telephone No.: 516-466-3100
                           Facsimile No.: 516-466-3132
                          www.onelibertyproperties.com

                          ONE LIBERTY PROPERTIES, INC.
                         ANNOUNCES RESULTS OF OPERATIONS
            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005

Great Neck, New York - November 8, 2005 - One Liberty Properties, Inc. (NYSE:
OLP) today announced that it had rental income for the three months ended September 30, 2005 of $7,107,000 and net income of $1,729,000, or $.18 per share on a diluted basis. Net income for the quarter ended September 30, 2005 includes a $524,000 loss in equity in earnings of unconsolidated joint ventures and income from discontinued operations of $566,000. This compares with rental income, net income and net income per share on a diluted basis of $5,550,000, $2,499,000, and $.26 per share, respectively, for the three months ended September 30, 2004. Net income for the three months ended September 30, 2004 includes equity in earnings of unconsolidated joint ventures of $669,000, income from discontinued operations of $384,000 and a $73,000 gain on sale of real estate. The weighted average number of common shares outstanding on a diluted basis was 9,857,000 and 9,762,000 for the three months ended September 30, 2005 and September 30, 2004, respectively.

The Company also reported rental income of $20,900,000 and net income of $17,736,000, or $1.80 per share on a diluted basis, for the nine months ended September 30, 2005. Net income for the nine months ended September 30, 2005 includes a gain on sale of air rights of $10,248,000 ($1.04 per share), equity in earnings of unconsolidated joint ventures of $1,327,000 and income from discontinued operations of $816,000. This compares with rental income, net income and net income per share on a diluted basis of $15,666,000, $6,965,000, and $.72 per share, respectively, for the nine months ended September 30, 2004. Net income for the nine months ended September 30, 2004 includes equity in earnings of unconsolidated joint ventures of $1,639,000 and income from discontinued operations of $1,401,000. The weighted average number of common shares outstanding on a diluted basis was 9,835,000 and 9,729,000 for the nine months ended September 30, 2005 and September 30, 2004, respectively.

One Liberty also reported funds from operations for the three months ended September 30, 2005 of $2,877,000, compared to $3,880,000 for the three months ended September 30, 2004. Funds from operations for the nine months ended September 30, 2005 was $21,887,000 compared to $11,038,000 for the nine months ended September 30, 2004. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses, and deducts from net income net gain on property sales. In accordance with the NAREIT definition, funds from operations reported by One Liberty for the September 30, 2005 nine month period include the $10,248,000 gain ($1.04 per share) recognized by One Liberty on the sale of air rights, which One Liberty has deferred for tax purposes because it entered into a 1031 tax deferred exchange and used the sale proceeds to acquire a new property.

Commenting on the results of operations and the funds from operations, Fredric
H. Gould, President and Chief Executive Officer of One Liberty, noted that rental income increased by $1,557,000, or 28%, quarter over quarter, and by $5,234,000, or 33%, nine months over nine months due primarily to thirteen property acquisitions between March 2004 and September 2005.

On the expense side, total operating expenses increased by $885,000, or 43%, quarter over quarter, and $2,140,000, or 38%, nine months over nine months, due primarily to an increase in depreciation and amortization as a result of the ownership of additional properties and an increase in general and administrative expenses, offset in part by a decrease in real estate expenses. Mr. Gould noted that general and administrative expenses increased by $546,000, or 68%, quarter versus quarter, and $797,000, or 33%, nine months versus nine months and that 98% of the quarterly increase and 67% of the nine month increase is due to fees incurred in the investigation and related activities involving the financial dealings of the Company's former President and Chief Executive Officer who resigned July 20, 2005. Other factors contributing to the increase in expenses include an increase in executive and support personnel and an increase in professional fees resulting in part from compliance with Sarbanes-Oxley, offset in part by a reduction in payroll and payroll related expenses due to the resignation of the Company's former President and Chief Executive Officer.

Commenting further, Mr. Gould noted that One Liberty's equity in earnings of unconsolidated joint ventures decreased by $1.2 million quarter versus quarter, which resulted in a loss of $524,000 in the quarter ended September 30, 2005, and decreased by $312,000, nine months versus nine months, to $1.3 million. The decreases in the 2005 three month and nine month periods resulted from a $2.56 million provision for valuation adjustment of real estate taken by one of the Company's movie theater joint ventures against one of its five properties, of which $1.3 million is the Company's equity share. The joint venture was funding the construction of a six screen movie theater at this property pursuant to a lease agreement with its former tenant. The Company ceased construction when the lease with the former tenant/operator of the facility was terminated in September 2004 by mutual consent. Mr. Gould noted that the joint venture has been seeking a tenant and exploring alternative uses for this property. Taking into consideration a recently completed independent third party appraisal and an engineering report which valued the construction completed to date at the property, the joint venture determined to take the write down. The Company's equity share of the write down was offset in part by the Company's equity share of income earned by two joint ventures organized in the second half of 2004.

Interest expense increased by $451,000, or 22%, and $1,532,000, or 26%, quarter over quarter and nine months versus nine months, respectively, as a result of an increase in interest on mortgages payable resulting from mortgages placed on ten properties between September 2004 and June 2005, the assumption of mortgages in connection with the purchase of two properties and an increase in interest on the line of credit in connection with borrowings made to facilitate property purchases.

Mr. Gould commented that the Company's business continues to grow, as evidenced by the growth in its rental income quarter over quarter and nine months over nine months. He noted that the Company is continuing its acquisition activities and is diligently seeking to expand its portfolio of net leased properties. Mr. Gould stated that the Company's new President, Patrick J. Callan, Jr., currently a director of the Company, will join the Company on January 3, 2006 and that he is looking forward to working with him to continue to grow and enhance the Company's property portfolio.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to factors which may improve our future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2004. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
                  (516) 466-3100


                    ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                           Three Months Ended        Nine Months Ended
                                                                              September 30,             September 30,
                                                                         2005           2004          2005          2004
                                                                         ----           ----          ----          ----

Revenues
   Rental income - Note 1                                               $7,107          $5,550       $20,900       $15,666
                                                                        ------          ------       -------       -------

Operating expenses:
   Depreciation and amortization                                         1,403           1,032         4,119        2,913
   General and administrative                                            1,347             801         3,199        2,402
   Real estate expenses                                                    103             170           285          337
   Leasehold rent                                                           77              42           231           42
                                                                        ------          ------        ------       ------
   Total operating expenses                                              2,930           2,045         7,834        5,694
                                                                        ------          ------         -----       ------

   Operating income                                                      4,177           3,505        13,066        9,972

Other income and expenses:
   Equity in earnings of unconsolidated joint ventures                    (524)            669         1,327        1,639
   Interest and other income                                               150              71           230          225
    Interest:
       Expense                                                          (2,505)         (2,054)       (7,529)      (5,997)
       Amortization of deferred financing costs                           (135)           (149)         (421)        (349)
Gain on sale of air rights                                                   -               -        10,248            -
Gain on sale of real estate                                                  -              73             -           73
(Loss) gain on sale available-for-sale securities                            -               -            (1)           1
                                                                        ------          ------        ------       ------

Income from continuing operations                                        1,163           2,115        16,920        5,564
                                                                        ------          ------        ------       ------

Discontinued operations:
   (Loss) income from operations                                           (65)            384          (405)       1,401
   Net gain on sale                                                        631               -         1,221            -
                                                                        ------          ------        ------       ------
Income from discontinued operations                                        566             384           816        1,401
                                                                        ------          ------        ------        -----

Net income                                                              $1,729          $2,499       $17,736       $6,965
                                                                        ======          ======       =======       ======

Net income per common share (basic and diluted):
   Income from continuing operations                                    $  .12          $  .22       $  1.72       $  .57
   Income from discontinued operations                                     .06             .04           .08          .15
                                                                        ------          ------       -------       ------
   Net income per common share                                          $  .18          $  .26       $  1.80       $  .72
                                                                        ======          ======       =======       ======

Funds from operations *                                                 $2,877          $3,880       $21,887      $11,038
                                                                        ======          ======       =======      =======

Funds from operations per common share-diluted**                        $  .29          $  .40       $  2.23      $  1.13
                                                                        ======          ======       =======      =======

Weighted average number of common shares outstanding:
     Basic                                                               9,852           9,749         9,830        9,711
                                                                         =====           =====         =====        =====
     Diluted                                                             9,857           9,762         9,835        9,729
                                                                         =====           =====         =====        =====

   Note 1 - Rental income includes straight line rent accruals of $901 and $380 for the nine and three months ended September 30, 2005 and $645 and $229 for the nine and three months ended September 30, 2004, respectively.

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



* Funds from operations is summarized in the following table:


Net income (a)                                                        $ 1,729    $ 2,499       $17,736(b)    $ 6,965
   Add: depreciation of properties                                      1,442      1,173         4,361         3,334
   Add:  our share of depreciation in unconsolidated
      joint ventures                                                      319        268           957           772
Add: amortization of capitalized leasing expenses                          18         13            54            40
   Deduct:  net gain on sale of real estate                              (631)       (73)       (1,221)          (73)
                                                                      -------    -------        ------        ------
   Funds from operations (a)                                          $ 2,877    $ 3,880       $21,887(b)    $11,038
                                                                      =======    =======       =======       =======

** Funds from operations per common share is summarized in the following table:

   Net income (a)                                                     $   .18    $   .26       $  1.80(b)     $  .72
   Add:  depreciation of properties                                       .14        .12           .44           .34
   Add:  our share of depreciation in unconsolidated
      joint ventures                                                      .03        .03           .10           .08
   Add:  amortization of capitalized leasing expenses                       -          -           .01             -
   Deduct:  net gain on sale of real estate                              (.06)      (.01)         (.12)         (.01)
                                                                      --------    ------       -------        ------
   Funds from operations per common share (a)                         $   .29    $   .40       $  2.23(b)     $ 1.13
                                                                      =======    =======       =======        ======



(a) We believe that FFO is a useful and a standard supplemental measure of the operating performance for equity REITs and is used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, we believe that FFO provides a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. We also consider FFO to be useful to us in evaluating potential property acquisitions.

     FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or finan-cing activities (as defined by GAAP) as measures of liquidity.

     FFO does not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

(b) Includes net gain on sale of air rights of $10,248, or $1.04 per share for the nine months ended September 30, 2005.